UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2013

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202/206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 28, 2013, Senesco Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). The matters voted on by stockholders at the Meeting included (1) a proposal to elect ten (10) Directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified, (2) a proposal to increase the total number of authorized shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) from 350,000,000 to 500,000,000, (3) a proposal to authorize our Board of Directors to effect a reverse stock split of our outstanding Common Stock at any ratio up to 1-for-20, (4) an advisory non-binding resolution to approve the compensation of the Company’s named executive officers, (5) an advisory non-binding vote to determine whether the non-binding vote on the compensation of the Company’s named executive officer should occur every one, two or three years and (6) a proposal to ratify the appointment of McGladrey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013. There were represented at the Meeting, either in person or by proxy, 114,244,629 shares of the Company’s common stock out of a total number of 146,975,283 shares of the Company’s common stock outstanding and entitled to vote at the Meeting. The results of the stockholders’ votes are as follows:

Proposal	For	Withheld	Broker Non-Votes
Election of the nominees to the Board of Directors of the Company:
Harlan W. Waksal, M.D.	81,024,734	3,319,275	29,900,620
John N. Braca	70,339,563	14,004,446	29,900,620
Jack Van Hulst	48,640,166	35,703,843	29,900,620
Christopher Forbes	81,023,984	3,320,025	29,900,620
Warren J. Isabelle	52,292,107	32,051,902	29,900,620
Thomas C. Quick	52,306,653	32,037,356	29,900,620
David Rector	69,823,213	14,520,796	29,900,620
Rudolf Stalder	48,520,176	35,823,833	29,900,620
Leslie J. Browne, Ph.D.	71,688,932	12,655,833	29,900,620
John E. Thompson, Ph.D.	81,003,572	3,340,437	29,900,620

To approve an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock, $0.01 par value per share, of the Company from 350,000,000 to 500,000,000.	For 88,965,161	Against 21,340,215	Abstain 3,939,253

To authorize our Board of Directors to effect a reverse stock split of our outstanding common stock, $0.01 par value per share, at any ratio up to 1-for-20.	For 78,029,117	Against 31,085,697	Abstain 5,129,815

To vote on an advisory non-binding resolution to approve the compensation of the Company’s named executive officers.	For 78,890,319	Against 4,834,233	Abstain 619,457	Broker Non-Votes 29,900,620

To vote on an advisory non-binding basis to determine whether the non-binding vote on the compensation of the Company’s named executive officers should occur every one, two or three years.	1 Year 39,652,965	2 Years 2,421,024	3 Years 41,284,128	Abstain 985,892

To ratify the appointment of McGladrey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013.	For 113,037,286	Against 814,365	Abstain 392,978

The foregoing votes reflect that (i) the nominees of the Board of Directors, (ii) the approval of the increase in the total number of authorized shares of Common Stock of the Company from 350,000,000 to 500,000,000, (iii) the authorization to allow the Board to effect a reverse stock split of our outstanding Common Stock at any ratio up to 1-for-20 (the “Reverse Split”), (iv) the approval of the compensation paid to the Company’s named executive officers, (v) the frequency of the advisory non-binding vote on the compensation of the Company’s named executive officers every three years, and (vi) the ratification of the appointment of the Company’s independent public accounting firm for the fiscal year ending June 30, 2013, having received the votes listed above, being a plurality, majority or requisite majority of the votes cast, were duly passed by the stockholders of the Company.

Item 8.01 Other Information.

Stockholders have approved giving the Board of Directors the discretion to implement the Reverse Split. The Board continues to evaluate its alternatives, and it has not made any determination at this time; however, no Reverse Split will be implemented prior to July 4, 2013.

Additionally, the Company has enrolled an additional patient in the second cohort of its Phase 1b/2a clinical trial with SNS01-T. If the patient completes the treatment regimen, the Company expects to announce the completion of the second cohort in or around the beginning of May 2013.

A copy of the presentation delivered at the Meeting will be posted on our website and is filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Slide Presentation used at Annual Meeting on March 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: April 1, 2013	By:	/s/ Joel Brooks
Name: Joel Brooks
Title: Chief Financial Officer, Secretary and Treasurer